Exhibit 21.1

Subsidiaries of GAMCO Investors, Inc.

The following table lists the direct and indirect subsidiaries of GAMCO Investors, Inc. (the “Company”), except those investment partnerships and offshore funds which are consolidated.  In accordance with Item 601 (21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.

Name	Jurisdiction of Incorporation or Organization
Gabelli Funds, LLC	New York
(100%-owned by the Company)
GAMCO Asset Management Inc.	New York
(100%-owned by the Company)
Gabelli Fixed Income, Inc.	New York
(100%-owned by the Company)
GAMCO Asset Management (UK) Limited	United Kingdom
(100%-owned by the Company)
Gabelli Securities, Inc.	Delaware
(93.2%-owned by the Company)
Gabelli & Company, Inc.	New York
(100%-owned by Gabelli Securities, Inc.)
Gabelli & Partners LLC	Delaware
(100%-owned by Gabelli Securities, Inc.)
Gabelli Fixed Income L.L.C.	Delaware
(100%-owned by Gabelli Fixed Income, Inc.)
Gabelli Arbitrage Holdings LLC	Delaware
(100%-owned by the Company)
Gabelli Trading Holdings LLC	Delaware
(100%-owned by the Company)
GAMCO International Partners LLC	New York
(100%-owned by the Company)
GAMCO Acquisition LLC	New York
(100%-owned by the Company)
GAMCO Asset Management (Singapore) Pte. Ltd.	Singapore
(100%-owned by the Company)
G.distributors, LLC	Delaware
(100%-owned by the Company)